UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

RUTH’S HOSPITALITY GROUP, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51485	72-1060618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100 Winter Park, FL		32789
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 333-7440
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RUTH	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Settlement of the California Class Action Litigations

Ruth’s Hospitality Group Inc. (the “Company”) previously disclosed that in May 2022, the Company entered into a Memorandum of Understanding regarding settlement of the class action litigations captioned Guerrero, et al. v. Ruth’s Hospitality Group, Inc., et al., Case No. RIC1804127, Superior Court of California, Riverside County; Castillo, et al. v. RCSH Operations, Inc., et al., Case No. CGC-21-594237, Superior Court of California, San Francisco County; Castillo v. RCSH Operations, Inc., et al., Case No. 21SMCV01530, Superior Court of California, Los Angeles County; and Patterson v. Ruth’s Hospitality Group, Inc., et al., Case No. MSC21-02077, Superior Court of California, Contra Costa County (collectively, the “Class Action Litigations”), in each of which the Company was a defendant.

On April 27, 2023, the Company entered into a definitive settlement agreement with Adrian Quiroz Guerrero, Anton Kaasa, Lucas Martin Arel, Eddie Castillo, Juan Carlos Menendez Funes, and Amanda Patterson (together, “the Class Action Plaintiffs”), individually and on behalf of the putative class, the State of California, and the allegedly aggrieved employees, on terms consistent with the Memorandum of Understanding (the “Settlement Agreement”). The Settlement Agreement is subject to approval by the Superior Court of the State of California for the County of Riverside, or any subsequent court in which the Class Action Litigations have been coordinated (the “Court”) and other contingencies.

Under the terms of the Settlement Agreement, the Company will pay an aggregate of $6 million to a settlement fund to settle all claims asserted in the Class Action Litigations, class counsel’s fees, and the costs of administering the settlement.  The Settlement Agreement establishes procedures for the notification of claimants and the administration of the settlement.  The settlement fund will be used to pay notice and administrative fees relating to the Class Action Litigations and to compensate those individuals who were class members during the applicable class period; no amount of the settlement fund will revert to the Company. The settlement fund will be managed by a neutral third-party settlement administrator, which will be authorized to communicate with class members and make payments from the fund in accordance with the terms of the Settlement Agreement.

There can be no assurance as to the ultimate outcome of the Class Action Litigations, including no assurance that the Settlement Agreement will be approved by the Court or that any revised settlement terms, if applicable, will be finalized by the parties and approved by the Court. The execution of the Settlement Agreement does not constitute an admission by the Company of any fault or liability and the Company does not admit fault or liability. If the settlement cannot be finalized by the parties or the Settlement Agreement is not approved by the Court, the Company will defend the Class Action Litigations vigorously and believes there are meritorious defenses and legal standards that must be met for, among other things, success on the merits. If the parties are unable to finalize the settlement, the Class Action Litigations could have a material adverse effect on the Company’s financial condition, results of operations and cash flows.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report, including expectations about the settlement of the Class Action Litigations, are based on information available to the Company as of the date of this report, which may change, and the Company assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from the Company's current expectations. Factors that could cause or contribute to such differences include the risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, as well as the possibility that the Court may materially alter or fail to approve the Settlement Agreement. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: May 3, 2023	By:	/s/ Marcy Norwood Lynch
Marcy Norwood Lynch
Senior Vice President, General Counsel, and Corporate Secretary